Apollo Investment Corporation
Reports Financial Results for the Quarter Ended June 30, 2021

Fiscal First Quarter and Other Recent Highlights:
•Net investment income per share for the quarter was $0.39 compared to $0.39 for the quarter ended March 31, 2021

•Net asset value per share as of the end of the quarter was $16.02 compared to $15.88 as of March 31, 2021, an increase of 0.9% driven primarily by net appreciation on the corporate lending portfolio(1)
•New investment commitments made during the quarter totaled $332 million(2)
•Gross fundings during the quarter totaled $295 million(3) consisting of $230 million of term loans and $65 million of revolvers
•Gross exits during the quarter totaled $266 million primarily consisting of $189 million of term loan repayments and $77 million of gross revolver paydowns
•Net fundings during the quarter totaled $29 million primarily consisting of $41 million of net term loan fundings and $12 million of net revolver paydowns
•Net leverage(4) as of the end of the quarter was 1.39x, up from 1.36x as of March 31, 2021
•$367 million of immediately available liquidity and $300 million of additional capacity under the Facility as of June 30, 2021(5)
•Repurchased 145,572 shares of common stock at a weighted average price per share of $13.92, inclusive of commissions, for an aggregate cost of $2.0 million during the quarter
•Declared a distribution of $0.31 per share and a supplemental distribution of $0.05 per share for the quarter ending June 30, 2021
•Kroll Bond Rating Agency (KBRA) affirmed the BBB- issuer and senior unsecured debt rating for the Company and revised the Outlook to Stable from Negative in July
•Issued $125 million of 4.500% unsecured notes due 2026 in July

New York, NY — August 5, 2021 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its first fiscal quarter ended June 30, 2021. The Company’s net investment income was $0.39 per share for the quarter ended June 30, 2021, compared to $0.39 per share for the quarter ended March 31, 2021. The Company’s net asset value (“NAV”) was $16.02 per share as of June 30, 2021, compared to $15.88 as of March 31, 2021.

On August 5, 2021, the Board of Directors declared a distribution of $0.31 per share payable on October 8, 2021 to shareholders of record as of September 21, 2021. On August 5, 2021, the Company’s Board also declared a supplemental distribution of $0.05 per share payable on October 8, 2021 to shareholders of record as of September 21, 2021.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “During the quarter we continued to make ongoing progress reducing our exposure to junior capital and non-core positions while increasing our exposure to first lien floating rate corporate loans. Our corporate lending portfolio continues to perform well and is benefiting from its first lien orientation and an improving economic backdrop.”
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(1)Based on corporate lending portfolio. Corporate lending portfolio includes leveraged lending, life sciences, asset based and lender finance. Excludes Merx Aviation Finance, LLC ("Merx") and non-core and legacy assets.
(2)Commitments made for the corporate lending portfolio.
(3)Gross fundings includes $2 million of equity.
(4)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.
(5)As of June 30, 2021, aggregate lender commitments under the Senior Secured Facility (the “Facility”) totaled $1.81 billion and there were $1.49 billion of outstanding borrowings under the Facility and $0.2 million of letters of credit issued under the Facility. Accordingly, there was $667 million of unused capacity under the Facility as of June 30, 2021, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio. As of June 30, 2021, the Company had immediate access to $367 million under the Facility based on the Company’s borrowing base and $300 million of additional capacity.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	June 30, 2021		March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020
Total assets	$2.59		$2.54		$2.58		$2.65		$2.81
Investment portfolio (fair value)	$2.49		$2.45		$2.48		$2.59		$2.67
Debt outstanding	$1.49		$1.47		$1.51		$1.60		$1.76
Net assets	$1.04		$1.04		$1.02		$1.01		$1.00
Net asset value per share	$16.02		$15.88		$15.59		$15.44		$15.29

Debt-to-equity ratio	1.43	x	1.41	x	1.49	x	1.59	x	1.76 x
Net leverage ratio (1)	1.39	x	1.36	x	1.43	x	1.56	x	1.66 x
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(1)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended June 30,
(in millions)*	2021	2020

Investments made in portfolio companies	$295.2	$137.9
Investments sold	—	(69.1)
Net activity before repaid investments	295.2	68.8
Investments repaid	(266.1)	(163.8)
Net investment activity	$29.1	$(95.0)

Portfolio companies at beginning of period	135	152
Number of new portfolio companies	11	1
Number of exited portfolio companies	(6)	(4)
Portfolio companies at end of period	140	149

Number of investments made in existing portfolio companies	37	35

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* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended June 30,
(in millions)*	2021	2020
Net investment income	$25.3	$28.2
Net realized and change in unrealized gains (losses)	6.8	(25.2)
Net increase in net assets resulting from operations	$32.1	$3.0

(per share)* (1)
Net investment income on per average share basis	$0.39	$0.43
Net realized and change in unrealized gain (loss) per share	0.10	(0.39)
Earnings per share — basic	$0.49	$0.05
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* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *
During the three months ended June 30, 2021, the Company repurchased 145,572 shares at a weighted average price per share of $13.92, inclusive of commissions, for a total cost of $2.0 million. This represents a discount of approximately 12.72% of the average net asset value per share for the three months ended June 30,2021. During the period from July 1, 2021 through August 4, 2021, the Company repurchased 44,418 shares at a weighted average price per share of $13.46 inclusive of commissions, for a total cost of $0.6 million.

Since the inception of the share repurchase program and through August 4, 2021, the Company repurchased 13,844,597 shares at a weighted average price per share of $16.30, inclusive of commissions, for a total cost of $225.7 million, leaving a maximum of $24.3 million available for future purchases under the current Board authorization of $250 million.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of June 30, 2021, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $3.6 million, totaled $1.492 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025 and $1.142 billion outstanding under the Facility. As of June 30, 2021, $0.2 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $667 million as of June 30, 2021, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON AUGUST 5, 2021
The Company will host a conference call on Thursday, August 5, 2021 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (877) 876-9173 approximately 5-10 minutes prior to the call; international callers should dial (785) 424-1667. Participants should reference either Apollo Investment Corporation Q1 2022 Earnings or Conference ID: AINVQ122 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through August 26, 2021 by dialing (800) 839-3613; international callers should dial (402) 220-2973. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.apolloic.com.

SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020 were as follows:

	June 30, 2021		March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Portfolio composition, at fair value:
First lien secured debt	81%		78%	78%	77%	78%
Second lien secured debt	7%		10%	10%	11%	12%
Total secured debt	88%		88%	88%	89%	90%
Unsecured debt	1%		1%	1%	1%	—%
Structured products and other	0%		0%	0%	0%	0%
Preferred equity	1%		1%	1%	0%	0%
Common equity/interests and warrants	10%		10%	10%	10%	10%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	7.7%		7.8%	7.8%	7.9%	7.9%
Second lien secured debt (2)	10.0%		9.9%	9.8%	9.8%	9.8%
Total secured debt (2)	7.9%		8.0%	8.0%	8.1%	8.1%
Unsecured debt portfolio (2)	5.2%		5.3%	5.3%	5.3%	—%
Total debt portfolio (2)	7.9%		8.0%	8.0%	8.1%	8.1%
Total portfolio (3)	6.4%		6.5%	6.5%	6.7%	6.8%
Interest rate type, at fair value (4):
Fixed rate amount	—		—	—	—	—
Floating rate amount	$1.9	billion	$1.9 billion	$1.9 billion	$2.0 billion	$2.1 billion
Fixed rate, as percentage of total	—		—	—	—	—
Floating rate, as percentage of total	100%		100%	100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	—		—	—	—	—
Floating rate amount	$1.9	billion	$1.9 billion	$2.0 billion	$2.1 billion	$2.2 billion
Fixed rate, as percentage of total	—%		—%	—%	—%	—%
Floating rate, as percentage of total	100%		100%	100%	100%	100%

(1)An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)Exclusive of investments on non-accrual status.
(3)Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	June 30, 2021	March 31, 2021
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,910,491 and $1,871,073, respectively)	$1,890,871	$1,844,627
Non-controlled/affiliated investments (cost — $134,302 and $133,428, respectively)	61,747	50,874
Controlled investments (cost — $708,453 and $711,898, respectively)	540,178	553,650
Cash and cash equivalents	41,155	50,180
Foreign currencies (cost — $6,227 and $4,462, respectively)	6,162	4,444
Receivable for investments sold	5,390	1,351
Interest receivable	13,730	13,135
Dividends receivable	4,104	3,793
Deferred financing costs	20,332	21,528
Prepaid expenses and other assets	1,657	907
Total Assets	$2,585,326	$2,544,489

Liabilities
Debt	$1,488,798	$1,465,371
Payable for investments purchased	6,586	—
Distributions payable	23,441	23,493
Management and performance-based incentive fees payable	8,813	8,666
Interest payable	6,781	2,096
Accrued administrative services expense	1,251	794
Other liabilities and accrued expenses	6,651	7,739
Total Liabilities	$1,542,321	$1,508,159
Commitments and contingencies
Net Assets	$1,043,005	$1,036,330

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 65,113,604 and 65,259,176 shares issued and outstanding, respectively)	$65	$65
Capital in excess of par value	2,097,832	2,099,876
Accumulated under-distributed (over-distributed) earnings	(1,054,892)	(1,063,611)
Net Assets	$1,043,005	$1,036,330

Net Asset Value Per Share	$16.02	$15.88

APOLLO INVESTMENT CORPORATION
STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$40,244	$47,726
Dividend income	72	—
PIK interest income	1,201	786
Other income	1,187	384
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	45	8
Dividend income	312	345
PIK interest income	16	—
Other income	—	—
Controlled investments:
Interest income (excluding PIK interest income)	7,157	5,892
Dividend income	—	800
PIK interest income	319	728
Other income	—	—
Total Investment Income	$50,553	$56,669
Expenses
Management fees	$8,813	$9,524
Performance-based incentive fees	—	—
Interest and other debt expenses	12,662	15,392
Administrative services expense	1,271	1,188
Other general and administrative expenses	2,538	2,446
Total expenses	25,284	28,550
Management and performance-based incentive fees waived	—	—
Management fee offset rebate	—	—
Expense reimbursements	(76)	(110)
Net Expenses	$25,208	$28,440
Net Investment Income	$25,345	$28,229
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$279	$(8,629)
Non-controlled/affiliated investments	—	—
Controlled investments	—	—
Foreign currency transactions	(184)	212
Net realized gains (losses)	95	(8,417)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	6,826	10,607
Non-controlled/affiliated investments	9,998	(9,002)
Controlled investments	(10,026)	(17,248)
Foreign currency translations	(94)	(1,174)
Net change in unrealized gains (losses)	6,704	(16,817)
Net Realized and Change in Unrealized Gains (Losses)	$6,799	$(25,234)
Net Increase (Decrease) in Net Assets Resulting from Operations	$32,144	$2,995
Earnings (Loss) Per Share — Basic	$0.49	$0.05

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

For additional information about the COVID-19 pandemic and its potential impact on the Company’s results of operations and financial condition, please refer to the COVID-19 Developments section and additional disclosure in our Form 10-Q for the period ended June 30, 2021.

Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com